Exhibit 10.11

THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR BASED ON AN OPINION OF COUNSEL SATISFACTORY, IN FORM AND SUBSTANCE, TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH REGULATION S, AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (“REGULATION S”) APPLICABLE FEDERAL, STATE, AND FOREIGN SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

CONFIDENTIAL
PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
(Non-US Investors)

TO:	Acro Inc.

Purchase Units

1.    Subscription

1.1.     The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Company, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, 2,000,000 Units at the price of US $0.75 per Unit (the “Subscription Price’), each “Unit” comprising one share of the Company’s Common Stock (a “Share”) and one warrant , in the form attached hereto (a “Warrant”) exercisable for 5 years from Closing for one additional Share (a “Warrant Share”) at a price of US $1.25 (all subject to the terms and conditions of the Warrant), for the aggregate total purchase price of the undersigned Subscriber of US $1,500,000 (the “Subscription Proceeds”).

1.2.     The Subscriber acknowledges that the offering of Units contemplated hereby is part a private placement of Units (the “Offering”). The Offering is subject to a minimum aggregate subscription level of US $1,500,000.

1.3.     The Offering is only open to “Accredited Investors”, as that term is defined in Regulation D under the 1933 Act.

2.    Payment

2.1.     The Subscription Proceeds must accompany this Subscription and shall be paid by certified cheque or bank draft drawn on U.S. chartered bank reasonably acceptable to the Company, and made payable and delivered to the Company. Alternatively, the Subscription Proceeds may be wired to the Company or its lawyers pursuant to the wiring instructions set out in Exhibit A attached hereto. If the funds are wired to the Company’s lawyers, those lawyers are authorized to immediately deliver the funds to the Company.

2.2.     The Subscriber acknowledges and agrees that this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held on behalf of the Company. In the event that this Subscription Agreement is not accepted by the Company for whatever reason, which the Company expressly reserves the right to do, within 60 days of the delivery of an executed Subscription Agreement by the Subscriber, this Subscription Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Subscription Agreement.

2.3.     Where the Subscription Proceeds are paid to the Company, the Company is entitled to treat such Subscription Proceeds as an interest free loan to the Company until such time as the Subscription is accepted and the certificates representing the Units have been issued to the Subscriber.

2.4.     In accordance with the directions of the Company’s Board of Directors, the Company intends to use the proceeds from the sale of the Units for working capital, general corporate purposes, sale and marketing operations, and for any other purpose that the Company sees fit.

3.     Documents Required from Subscriber

3.1.     The Subscriber must complete, sign and return to the Company an executed copy of this Subscription Agreement.

4.     Closing

4.1.     Closing of the offering of the Units (the “Closing”) shall occur on or before February 15, 2007, or on such other date as may be determined by the Company (the “Closing Date”).

4.2.     The Company may, at its discretion, elect to close the Offering in one or more closings, in which event the Company may agree with one or more subscribers (including the Subscriber hereunder) to complete delivery of the Units to such subscriber(s) against payment therefor at any time on or prior to the Closing Date.

5.    Acknowledgements of Subscriber

5.1.     The Subscriber acknowledges and agrees that:

(a)	none of the Shares of Warrants have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, except in accordance with Regulation S, pursuant to an effective registration statement under the 1933 Act, or based on an opinion of counsel satisfactory, in form and substance, to the Company that such registration is not required pursuant to an exemption from the registration requirements of the 1933 Act;

(b)	the Subscriber acknowledges that the Company has not undertaken, and will have no obligation, to register any of the Shares or Warrants under the 1933 Act;

(c)	the Subscriber is representing and warranting that the Subscriber is an Accredited Investor, as the term is defined in Regulation D under the 1933 Act;

(d)	the decision to execute this Agreement and acquire the Units hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company;

(e)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(f)	there is no government or other insurance covering the Units;

(g)	there are risks associated with an investment in the Units, including but not limited to risks associated with investment in a high-tech company;

(h)	the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Units hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(i)	the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Units hereunder have been made available for inspection by the Subscriber, the Subscriber’s lawyer and/or advisor(s);

(j)	the Subscriber will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein, in any document furnished by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(k)	the Company will refuse to register any transfer of the Units or Shares not made in accordance with the provisions of this Regulation S, pursuant to an effective registration statement under the 1933 Act or not based upon an opinion of counsel satisfactory, in form and substance, to the Company pursuant to an available exemption from the registration requirements of the 1933 Act;

(l)	the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Units and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Units hereunder, and

(ii)	applicable resale restrictions.

(m)	this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

(n)	The Subscriber understands that, unless the Subscriber notifies the Company in writing to the contrary before the Closing, all the representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the date of the Closing, taking into account all information received by the Subscriber after the date hereof up to the date of the Closing.

6.     Representations, Warranties and Covenants

6.1.     The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(b)	the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the formation documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(c)	the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(d)	the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Units and the Company;

(e)	the Subscriber is resident in the jurisdiction set out under the heading “Name and Address of Subscriber” on the signature page of this Subscription Agreement;

(f)	the Subscriber is acquiring the Units for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Units;

(g)	the Subscriber is acquiring the Units as principal for the Subscriber’s own account for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Units;

(h)	the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Units;

(i)	the Subscriber is not aware of any advertisement of any of the Units; and

(j)	no person has made to the Subscriber any written or oral representations;

(i)	that any person will resell or repurchase any of the Units or Shares;

(ii)	that any person will refund the purchase price of any of the Units;

(iii)	as to the future price of value of any of the Units or Shares;

(iv)	that any of the Units or Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Units of the Company on any stock exchange or automated dealer quotation system; or

(v)	as to the tax or accounting consequences of this investment in the Units, or as to profits, losses or cash flow which may be received or sustained as a result of the investment in the Units.

(k)	The Subscriber is not a “U.S. person” as that term is defined under Regulation S.

(l)	On the date hereof, the Subscriber is outside the United States, and the offer of Units was not made to Subscriber in the U.S.

(m)	The Subscriber is purchasing the Units for the Subscriber’s own account and not for the account or benefit of a “U.S. person” (as defined in Regulation S), or is a U.S. person who purchased securities in a transaction that did not require registration under the 1933 Act, and the sale has not been prearranged with a buyer in the United States.

(n)	The Subscriber acknowledges and understands that Units offered pursuant to this Subscription Agreement will not be offered, directly or indirectly, to the public in Switzerland and this Subscription Agreement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The Company has not applied for a listing of the ordinary shares being offered pursuant to this prospectus on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the relevant listing rules. The Units or Shares being offered pursuant to this prospectus or the have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of Units or Shares.

(o)	The statements made by the Subscriber herein are true and correct and are confirmed hereby, and the Company shall be entitled to rely thereon.

6.2.     The Company represents and warrants to the Subscriber as of the date hereof and as of the Closing that:

(a)	Rights of Others Affecting the Transactions. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Purchased Securities or the Shares. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by this Agreement.

(b)	Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a material adverse effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”). The Common Stock is quoted on the non-NASDAQ over the counter Bulletin Board. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the non-NASDAQ over the counter Bulletin Board, and the Company has maintained all requirements on its part for the continuation of such quotation.

(c)	Authorized Shares.

(i)	The authorized capital stock of the Company consists of 700,000,000 shares of Common Stock, $ $0.001 par value per share, of which approximately 64,748,356 are outstanding as of January 4, 2007.

(ii)	There are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future, except stock options as set out in the Company’s periodical public reports as filed with the SEC.

(iii)	The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on exercise of the Warrants, in each case in accordance with their respective terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Subscriber thereof to personal liability by reason of being such Subscriber.

7.     Acknowledgement and Waiver

7.1     The Subscriber has acknowledged that the decision to purchase the Units was solely made on the basis of publicity available information. The Subscriber hereby waivers, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Units.

8.     Legending of Subject Units

8.1     The subscriber hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing the Shares, Warrants and Warrants Shares will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR BASED ON AN OPINION OF COUNSEL SATISFACTORY, IN FORM AND SUBSTANCE, TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE, AND FOREIGN SECURITIES LAWS, INCLUDING BUT NOT LIMITED TO REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

8.2.     The subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

9.     Commission to the Agent

9.1     The Subscriber understands that upon Closing the Company may, in its sole discretion, approve the payment and issuance of securities as a commission to an finder or finders, such commission to be calculated on the basis of a percentage of the gross proceeds of the Offering raised from Subscribers introduced to the Company by such agent(s).

10.     Costs

10.1.     The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Units shall be borne by the Subscriber.

11.     Governing Law

11.1.     The Subscriber Agreement is governed by the laws of the State of New York. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial purchaser for whom it is acting, irrevocably agree to the jurisdiction of the courts of the State of New York, without reference to its conflict of laws provisions.

12.     Survival

12.1.     This Subscriber Agreement, including without limitation the representation, warranties and converts contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Units by the Subscriber pursuant hereto.

13.     Assignment

13.1.     The Subscriber Agreement is not transferable or assignable.

14.     Severability

14.1.     The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

15.     Entire Agreement

15.1.     Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are not other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

16.     Notices

16.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it at its registered office in Israel.

17.     Counterparts and Electronic Means

17.1.     The Subscriber Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

18.     Piggy Back Rights

18.1     If at any time, the Company proposes to file a registration statement under the Securities Act of 1933, as amended (“Securities Act”) on Form S-1 or S-3 (or any other appropriate form for the general registration of securities) with respect to any resale of shares of Common Stock by shareholders of the Company, other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Securities and Exchange Commission (“SEC”) Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the shares of Common Stock, the Company shall give the Subscriber a written notice at least 20 days before the filing with the Securities and Exchange Commission of such registration statement. If the Subscriber desires to have any of the Shares sold hereunder (“Subscriber’s Shares”) included in such registration statement, the Subscriber shall so advise the Company in writing within 10 days after the date of mailing of such notice from the Company. The Company shall thereupon include in such filing the number of Subscriber’s Shares for which registration is so requested, subject to their right to reduce the number of such shares as hereinafter provided, and shall use its commercial reasonable efforts to effect registration under the Securities Act of such shares; provided, however, that the Company shall have the right to terminate or withdraw any registration initiated by it under this Section 18.1 prior to the effectiveness of such registration whether or not the Subscriber has elected to include securities in such registration. In the event the offering of the Company’s capital stock or other securities covered by such registration statement is to be underwritten, the Company shall not be required to include any of the Subscriber’s Shares in such offering unless Subscriber accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company, and in such event the offering of the Subscriber’s Shares included in the registration statement shall also be underwritten on the same basis as the shares offered by the Company and the Company shall furnish the Subscriber with a written statement of the managing or principal underwriter as to the maximum number of shares, if any, (the “Maximum Includable Securities”) of each type or class of the Company’s securities that the managing or principal underwriter, in its good faith judgment, deems practicable to offer and sell at that time in a firm commitment underwritten offering without materially and adversely affecting the marketability or price of the securities of the Company to be offered. If the total number of securities proposed to be included in such registration statement is in excess of the Maximum Includable Securities, the number of securities to be included within the coverage of such registration statement shall be reduced to the Maximum Includable Securities. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section with respect to the Subscriber’s Shares that the Subscriber shall furnish to the Company such information regarding itself, the Subscriber’s Shares held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Subscriber’s Shares. This obligation shall terminate when the Subscriber’s Shares could be sold without restriction under Rule 144(k) promulgated by the SEC under the Securities Act of 1933.

19.     Delivery Instructions

19.1     The Subscriber hereby directs the Company to deliver the Share and Warrant Certificates to:

PROFESSIONAL TRADING SERVICES SA Kuttelgasse 4 CH-8001 Zurich Attn: Dr. Rene Simon

19.2.     The Subscriber hereby directs the Company to cause the Units to be registered on the books of the Company as follows:

PROFESSIONAL TRADING SERVICES SA (name)

Kuttelgasse 4 CH-8001 Zurich Attn: Dr. Rene Simon (address)

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company:

PROFESSIONAL TRADING SERVICES SA
(Name of Subscriber - Please type or print)

/s/
——————————————
(Signature and, if applicable, Office)

Kuttelgasse 4
CH-8001 Zurich
Attn: Dr. Rene Simon
(Address of Subscriber)

Switzerland
(Country of Subscriber)

(Fax and/or E-mail Address of Subscriber)

A C C E P T A N C E

The above-mentioned Subscription Agreement in respect of the Units is hereby accepted by the Company.

Dated at the13th day of February, 2007

ACRO INC.

Per: /s/ Gadi Aner
Authorized Signatory